UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on August 7, 2014. At the Annual Meeting, Laurence E. Hirsch, Michael R. Nicolais and Richard R. Stewart were elected to the Board of Directors by the holders of the Company’s Common Stock, par value $0.01 per share, to serve until the 2017 Annual Meeting of Stockholders. The Company’s stockholders also approved an advisory resolution regarding the compensation of the Company’s named executive officers, as well as the expected appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2015. Voting results for the director nominees and the other proposals are summarized below:

Election of Class II Directors

	Number of Shares of Common Stock
Director Nominee	For	Against	Abstain	Broker Non-Votes
Laurence E. Hirsch	43,229,998	350,893	50,944	3,297,545
Michael R. Nicolais	43,079,232	501,539	51,064	3,297,545
Richard R. Stewart	43,339,380	241,592	50,863	3,297,545

F. William Barnett, Ed H. Bowman and David W. Quinn continue to serve as directors with a term expiring in 2015. Robert L. Clarke, Martin M. Ellen and Steven R. Rowley continue to serve as directors with a term expiring in 2016.

Approval of an advisory resolution regarding the compensation of the Company’s named executive officers

Number of Shares of Common Stock
For	Against	Abstain	Broker Non-Votes
42,887,445	612,211	132,179	3,297,545

Approval of Ernst & Young LLP as the Independent Auditors

Number of Shares of Common Stock
For	Against	Abstain	Broker Non-Votes
46,590,527	208,429	130,424	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass Executive Vice President, General Counsel and Secretary

Date: August 8, 2014